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                                    AGREEMENT

         This Agreement is made and entered into in Wellesley, Massachusetts by and between BE Avionics, Inc., a Delaware corporation ("BEA"), and Amin J. Khoury ("Khoury"), as of January 1, 1992.

         FOR AND IN CONSIDERATION OF THE MUTUAL PROMISES, TERMS, PROVISIONS AND CONDITIONS CONTAINED IN THIS AGREEMENT, the parties hereby agree as follows:

1. ARRANGEMENT. Khoury shall provide to BEA, and BEA shall accept from Khoury, the services, set forth in Paragraph 3.2, subject to the terms and conditions set forth in this Agreement.

2. TERM. Khoury shall provide, and BEA shall purchase, the services hereunder for a term (the "Service Term") of ten (10) years, commencing on the date hereof and ending on December 31, 2001 (the "Expiration Date").

3.  CAPACITY, PERFORMANCE, ETC.

         3.1. CAPACITY. Khoury shall serve BEA (i) as its Chief Executive Officer, and (ii) as its Chairman of the Board, or in such other Board capacity as the Board may designate from time to time, but only upon agreement with Khoury.

         3.2. SERVICES. In the capacities set forth in Paragraph 3.1 above, Khoury shall be retained by BEA and shall perform such duties and responsibilities on behalf of BEA as Khoury and the Board shall by mutual agreement from time to time determine.

         3.3. PERFORMANCE. During the Service Term, Khoury shall use his business judgment, skill and knowledge to the advancement of BEA's interests and to the discharge of his duties and responsibilities hereunder.

4.       COMPENSATION AND BENEFITS.

         4.1. BASE FEE. As consideration for his services performed during the Service Term, BEA agrees to pay Khoury a base fee of $360,000 per annum (the "Base Fee") , payable in accordance with the payroll practices of BEA for its executives generally, but in no event less frequently than monthly, and subject to increase from time to time by the Board, in its sole discretion; PROVIDED, HOWEVER, that the Base Fee shall be increased on January 1 of each year by an amount not less than the amount determined by applying to the Adjusted Base Fee (as defined below) as in effect for the next preceding year the percentage increase in the U.S. Bureau of Labor Statistics Consumer Price Index Revised - Urban Wage Earners and Clerical



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Workers - National - All Items (1982-84 = 100) (the "Index") for the preceding twelve months, from December to December (the Base Fee as adjusted from time to time shall be referred to as the "Adjusted Base Fee"). In no event shall such adjustment reduce the Adjusted Base Fee below $360,000.00 per year. If the Bureau of Labor Statistics does not issue the Index on or before January 1 of any year for the preceding twelve months, December to December, any adjustments to either the Base Fee or the Adjusted Base Fee shall be made retroactive to the beginning of the appropriate adjustment period after the Index is so issued. If the Index is no longer issued, the Board and Khoury shall agree upon a substitute adjustment index issued by such agency.

         4.2. BONUSES. Khoury may receive bonuses from BEA when, as and if determined from time to time by the Board. Any such bonuses paid to Khoury shall be in addition to the Adjusted Base Fee.

         4.3. BENEFITS. At BEA's expense, during the Service Term Khoury shall be treated for benefit purposes as a BEA employee and shall be entitled to participate in any and all employee benefit plans, medical insurance plans, life insurance plans, disability income plans, incentive compensation plans and other benefit plans, other than retirement plans, as may be from time to time in effect for executives of BEA generally.

         4.4. BUSINESS EXPENSES. BEA shall pay or reimburse Khoury during the Service Term for all reasonable business expenses incurred or paid by him in the performance of his services, subject to reasonable substantiation and documentation.

5.       PROPRIETARY RIGHTS AND NON-COMPETITION.

         Khoury acknowledges that BEA is engaged in a continuous program of research, development and production in connection with its business, present and future, and hereby covenants as follows:

         5.1. CONFIDENTIALITY. Khoury will maintain in confidence and will not disclose or use, either during or after the Service Term, any proprietary or confidential information or know-how belonging to BEA ("Proprietary Information"), whether or not in written form, except to the extent required to perform duties on behalf of BEA. For purposes of this Agreement, "Proprietary Information" shall mean any information, not generally known in the relevant trade or industry, which was obtained from BEA, or which was learned, discovered, developed, conceived, originated or prepared by Khoury in connection with this Agreement. Such Proprietary Information includes, without limitation, software, technical and business information relating to BEA's inventions or products, research and development, production processes, manufacturing and engineering processes, machines and equipment, finances, customers, marketing and production and future business plans, information belonging to customers or suppliers of BEA disclosed incidental to Khoury's performance under this

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Agreement, and any other information which is identified as confidential by BEA, but only so long as the same is not generally known in the relevant trade or industry.

         5.2.  INVENTIONS.

                  5.2.1. DEFINITION OF INVENTIONS. For purposes of this Agreement, "Inventions" shall mean any new or useful art, discovery, contribution, finding or improvement, whether or not patentable, and all related know-how. Inventions shall include, without limitation, all designs, discoveries, formulae, processes, manufacturing techniques, semiconductor designs, computer software, inventions, improvements and ideas.

                  5.2.2. DISCLOSURE AND ASSIGNMENT OF INVENTIONS. Khoury will promptly disclose and describe to BEA all Inventions which he may solely or jointly conceive, develop, or reduce to practice during the Service Term (i) which relate at the time of conception, development, or reduction to practice of the Invention to BEA's business or actual or demonstrably anticipated research or development, (ii) which were developed, in whole or in part, on BEA's time or with the use of any of BEA's equipment, supplies, facilities or trade secret information, or
         (iii) which resulted from any work performed by Khoury for BEA (the "BEA Inventions"). Khoury hereby assigns all of his right, title and interest worldwide in the BEA Inventions and in all intellectual property rights based upon the BEA Inventions; PROVIDED, HOWEVER, that Khoury does not assign or agree to assign any Inventions, whether or not relating in any way to the BEA business or demonstrably anticipated research and development, which were made by him prior to the date of this Agreement, or which were developed by him independently during the term of this Agreement and not under the conditions stated in subparagraph (ii) above.

         5.3. DOCUMENTS AND MATERIALS. Upon termination of this Agreement or at any other time upon BEA's request, Khoury will promptly deliver to BEA, without retaining any copies, all documents and other materials furnished to him by BEA, prepared by him for BEA or otherwise relating to BEA's business, including, without limitation, all written and tangible material in his possession incorporating any Proprietary Information.

         5.4. COMPETITIVE EMPLOYMENT. During the Service Term and for a period of two (2) years thereafter (collectively, the "Extended Term"), Khoury will not engage in any employment, consulting, or other activity in any business competitive with BEA without BEA's written consent, which consent shall not be unreasonably withheld; PROVIDED, HOWEVER, because Khoury has other existing commitments, a list of which is attached hereto, services rendered to those entities will in no event be deemed competitive with BEA; PROVIDED, FURTHER, that nothing in this Section 5.4 shall preclude Khoury from serving as a director of any other corporation.



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         5.5.  NON-SOLICITATION. During the Extended Term, Khoury will not solicit or encourage, or cause others to solicit or encourage, any employees of BEA to terminate their employment with BEA.

         5.6.  ACTS TO SECURE PROPRIETARY RIGHTS.

                  5.6.1. FURTHER ACTS. Khoury agrees to perform, during and after the Service Term, all acts deemed necessary or desirable by BEA to permit and assist it, at its expense, in perfecting and enforcing the full benefits, enjoyment, rights and title throughout the world in the BEA Inventions. Such acts may include, without limitation, execution of documents and assistance or cooperation in the registration and enforcement of applicable patents and copyrights or other legal proceedings.

                  5.6.2. APPOINTMENT OF ATTORNEY-IN-FACT. In the event that BEA is unable, for any reason whatsoever, to secure Khoury's signature to any lawful and necessary document required to apply for or execute any patent, copyright or other applications with respect to any BEA Inventions (including improvements, renewals, extensions, continuations, divisions or continuations in part thereof), Khoury hereby irrevocably appoints BEA and its duly authorized officers and agents as his agents and attorneys-in-fact to execute and file any such application and to do all other lawfully permitted acts to further the prosecution and issuance of patents, copyrights or other rights thereon with the same legal force and effect as if executed by him, intending hereby to create a so-called "durable power" which will survive any subsequent disability.

         5.7. NO CONFLICTING OBLIGATIONS. Khoury's performance of this Agreement does not breach and will not breach any agreement to keep in confidence proprietary information, knowledge or data acquired by him.

         5.8. CORPORATE OPPORTUNITIES. Khoury agrees that he will first present to the Board, for its acceptance or rejection on behalf of BEA, any opportunity to create or invest in any company which is or will be involved in equipping or furnishing airplane cabin interiors, which comes to his attention and in which he, or any affiliate, might desire to participate. If the Board rejects the same or fails to act thereon in a reasonable time, Khoury shall be free to invest in, participate or present such opportunity to any other person or entity.

         5.9. SPECIFIC PERFORMANCE. Khoury acknowledges that a breach of any of the promises or agreements contained herein could result in irreparable and continuing damage to BEA for which there may be no adequate remedy at law, and BEA shall be entitled to seek injunctive relief and/or a decree for specific performance, and such other relief as may be proper (including monetary damages if appropriate).


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6.       TERMINATION AND COMPENSATION THEREON.

         6.1. TERMINATION DATE. The term "Termination Date" shall mean the earlier of (i) the Expiration Date or (ii) if Khoury's services to BEA are terminated (A) by his death, then the date of his death, or (B) by his incapacity, then the date on which such termination is to be effective pursuant to the notice of termination to be given by BEA pursuant to Section 6.3 hereof.

         6.2. DEATH. This Agreement shall terminate upon the death of Khoury. In such event, BEA shall pay to such person as Khoury from time to time may designate in a notice filed with BEA, or, if no such person shall have been so designated, to his estate, (i) all fees earned, but not yet paid, hereunder and
(ii) the Retirement Compensation as hereinafter provided.

         6.3. INCAPACITY. If, in the reasonable judgement of the Board, as a result of Khoury's incapacity due to physical or mental illness or otherwise, Khoury shall for at least nine (9) consecutive months during the term of this Agreement have been unable to perform his duties under this Agreement, BEA may terminate this Agreement, and Khoury's services hereunder, by notice to Khoury. In such event, BEA shall pay the Retirement Compensation to Khoury, and (to the extent legally practicable) extend to him the applicable fringe benefits referred to in Section 4.3 hereof until the Expiration Date. Any dispute between the Board and Khoury with respect to Khoury's incapacity shall be settled by reference to a competent medical authority mutually agreed to by the Board and Khoury, the decision of which authority shall be binding on all parties.

         6.4. RETIREMENT COMPENSATION. In recognition that Khoury will not be eligible for any retirement plan to be offered by BEA to its executives (as provided in Section 4.3), upon the occurrence of the earlier of the Expiration Date or the Termination Date (such earlier date referred to as the "Cessation Date"), Khoury shall be entitled to retirement compensation ("Retirement Compensation") equal to the Adjusted Base Fee in effect immediately prior to the Cessation Date for each year of service by Khoury to BEA, such service having commenced as of August 1, 1987 ("Commencement Date"), with a ratable adjustment should Khoury's final period of service be less than a full year, and payable as provided in Section 6.5.

         6.5. PAYMENT OF RETIREMENT COMPENSATION. Retirement Compensation shall be paid to Khoury in monthly installments, the first installment to be due and payable on the first day of the month next beginning after the Cessation Date, except that if the Cessation Date falls on or after the twentieth day of a month, such first installment shall be paid on the first day of the second month next beginning, and in either instance, monthly on the same day of each succeeding month, for that number of months equal to the number of months elapsed from the Commencement Date through the Cessation Date. The amount of each monthly installment


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shall be equal to one-twelfth (1/12th) of the Adjusted Base Fee in effect as of the Cessation Date.

         Notwithstanding the foregoing, Khoury, or his personal representative if Khoury is deceased or incapable, physically or mentally, of so acting, may elect to receive the entire Retirement Compensation, or the remaining unpaid balance thereof, in a lump sum upon written notice to the Board. In such event, the Board may determine the time of payment of such amount, not to exceed ninety
(90) days from the date of such notice, and the monthly installments due and payable up to such date shall continue to be paid, except that the lump sum to be paid shall be present-valued using the lowest Prime Rate reported in the Wall Street Journal on the first business day after the Board is sent notice of such election, and if no such Prime Rate is then being published by the Wall Street Journal, then the rate announced by the largest New York City bank as its prime or base rate shall be used.

7. WITHHOLDING. All payments made by BEA under this Agreement shall be reduced by any tax or other amounts required to be withheld by BEA under applicable law.

8. ASSIGNMENT. Neither BEA nor Khoury may make any assignment of this Agreement or any interest herein, by operation of law or otherwise, without the prior written consent of the other party; PROVIDED, HOWEVER, that BEA may assign its rights and obligations under this Agreement without the consent of Khoury if BEA shall hereafter effect a reorganization, consolidate with, or merge into any other entity or transfer all or substantially all of its properties or assets to any other person or entity. This Agreement shall inure to the benefit of and be binding upon BEA, Khoury and their respective successors, executors, administrators, heirs and permitted assigns.

9. INDEMNIFICATION. To the maximum extent permitted under Delaware law as from time to time in effect, BEA hereby agrees to indemnify Khoury and hold him harmless from, against and in respect of any and all damages, deficiencies, actions, suits, proceedings, demands, assessments, judgments, claims, losses, costs, expenses, obligations and liabilities arising from or related to the performance of this Agreement by Khoury.

10. WAIVER. The waiver by any party hereto of a breach of any provision of this Agreement by any other party will not operate or be construed as a waiver of any other or subsequent breach by such other party.

11. SEVERABILITY. If any part of this Agreement is found invalid or unenforceable, that part will be amended to achieve as nearly as possible the same economic effect as the original provision, and the remainder of this Agreement will remain in full force.



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12.      NOTICES. Any notice or other communication in connection with this
Agreement shall be deemed to be delivered if in writing, addressed as provided below and actually delivered at said address.

         If to Khoury, to him at the following address:

                  c/o The K.A.D. Companies, Inc.
                  36 Washington Street
                  Suite 190
                  Wellesley Hills, Massachusetts 02181

         If to BEA, to it at the following address:

                  1601 East Chestnut Avenue
                  Santa Ana, California 92702
                  Attention: President

         or to such other person or address as to which either party may notify the other in accordance with this Section 12.

13. ARBITRATION. In the event of a dispute between the parties as to the meaning or interpretation of this Agreement, or the performance of either party hereunder, either party may submit the matter for arbitration in Boston, Massachusetts, to the American Arbitration Association, which is expressly permitted and required hereby, to include the reasonable costs of arbitration, including attorney fees, of the prevailing party, in its decision. If the non-prevailing party should then fail to comply with such decision, the reasonable costs of enforcement, including attorneys fees, shall be paid to the prevailing party. Such costs shall specifically include any judicial proceeding to confirm such decision.

14. SURVIVAL. The obligations of Khoury pursuant to Section 5 hereof and the obligations of BEA pursuant to Section 6 hereof shall each survive termination of this Agreement.

15. MISCELLANEOUS. This Agreement constitutes the entire understanding of the parties with respect to the subject matter hereof and supersedes all prior and current understandings and agreements, whether written or oral. This Agreement may be amended or modified only by a written instrument signed by Khoury and by a duly authorized representative of BEA. This Agreement may be executed in any number of counterparts which together shall constitute one instrument and shall be governed by and construed in accordance with the laws (other than the conflicts of laws rules) of the Commonwealth of Massachusetts.



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         IN WITNESS WHEREOF, the parties hereto have hereunto set their hands, as of the date first above written.




                                             -----------------------------------
                                             AMIN J. KHOURY

                                             BE AVIONICS, INC.



                                             By
                                               ---------------------------------
                                               Robert J. Khoury,
                                               duly authorized



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